UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________

FORM 8-K
_____________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

August 21, 2025 (August 20, 2025)
Date of Report (date of earliest event reported)

(Exact name of registrant as specified in its charter)

TN	001-15185		62-0803242
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

165 Madison Avenue	Memphis,	Tennessee	38103
(Address of Principal Executive Offices)			(Zip Code)
(Registrant's telephone number, including area code)  (901) 523-4444

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on which Registered
$0.625 Par Value Common Capital Stock	FHN	New York Stock Exchange LLC
Depositary Shares, each representing a 1/400th interest in	FHN PR C	New York Stock Exchange LLC
a share of Non-Cumulative Perpetual Preferred Stock, Series C
Depositary Shares, each representing a 1/4,000th interest in	FHN PR E	New York Stock Exchange LLC
a share of Non-Cumulative Perpetual Preferred Stock, Series E
Depositary Shares, each representing a 1/4,000th interest in	FHN PR F	New York Stock Exchange LLC
a share of Non-Cumulative Perpetual Preferred Stock, Series F
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Election of New Director
On August 20, 2025, the Boards of Directors (singly or collectively, the “Board”) of First Horizon Corporation (“FHN”) and of FHN's subsidiary First Horizon Bank (the “Bank”) elected Michael L. Moehn to the Board, effective immediately.
Mr. Moehn, age 56, is Senior Executive Vice President and Chief Financial Officer of Ameren Corporation (“Ameren”), a publicly traded utility holding company headquartered in St. Louis, Missouri, and President and Chairman of Ameren’s subsidiary, Ameren Services Company. In this role, he leads strategic planning and oversees the company's supply chain, digital and cybersecurity organizations. As CFO, Mr. Moehn is responsible for all aspects of the financial affairs of the company, including investor relations, financial reporting, accounting, tax, treasury, internal audit, and capital allocation and capital market activities. He joined Ameren in June 2000 and has held a number of corporate and operational roles across Ameren, including President of Ameren Missouri. Prior to joining Ameren, he worked at PricewaterhouseCoopers, LLP.
There are no arrangements or understandings between Mr. Moehn and any other person concerning his selection to be elected to the Board.
Mr. Moehn has been appointed to the Audit and Information Technology Committees of the Board.
FHN, the Bank and the subsidiaries of each, as applicable, have entered into lending transactions and/or other banking or financial services transactions in the ordinary course of business with FHN’s executive officers, directors, nominees, their immediate family members and affiliated entities, and the persons of which FHN is aware that beneficially own more than five percent of FHN's common stock, and FHN expects to have such transactions in the future. Such transactions were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to FHN, and did not involve more than the normal risk of collectability or present other unfavorable features.
Mr. Moehn will be eligible to participate in FHN’s active compensation plans and programs for non-employee directors. Additional information concerning FHN’s plans and programs for non-employee directors is provided in the following previously-filed material, all of which is incorporated into this item by reference: the Director Compensation section of FHN’s proxy statement for the 2025 annual meeting of shareholders appearing on pages 28-31; FHN’s Director Compensation Policy, filed as Exhibit 10.1 to FHN’s Quarterly Report on Form 10-Q for the period ended June 30, 2024; and a description of other compensation and benefit arrangements for non-employee directors, filed as Exhibit 10.8(b) to FHN’s Annual Report on Form 10-K for the year 2020.

ITEM 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Amendment of Bylaws
On August 20, 2025, the Board of Directors unanimously approved amendments to Section 3.2 of the Bylaws of First Horizon Corporation, effective immediately. As amended, that Section provides that the Board of Directors consists of thirteen members (increased from twelve).

ITEM 9.01.    Financial Statements and Exhibits
The following exhibits are filed herewith:

Exhibit #	Description
3.1	Bylaws of First Horizon Corporation, as amended and restated effective August 20, 2025
104	Cover Page Interactive Data File, formatted in Inline XBRL

2	FORM 8-K CURRENT REPORT 8/21/2025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST HORIZON CORPORATION
(Registrant)

August 21, 2025	By:	/s/ Shannon M. Hernandez
Shannon M. Hernandez
Senior Vice President, Assistant General Counsel and Corporate Secretary

3	FORM 8-K CURRENT REPORT 8/21/2025